                                                                   EXHIBIT 10.11

                                   AGREEMENT
                                    Between

                          Home Interiors & Gifts, Inc.
                                   (Customer)
                                      And

                  Distribution Architects International, Inc.
                                     (DAI)

1. AGREEMENT. Customer and DAI agree to the terms and conditions set forth below and in the following documents: Schedule A, Schedule B, Schedule C, Schedule D, Schedule E, Schedule F, Schedule G, Form 1002-010196, Form 4002-DISC, and Form 1005-2-110193. These documents, and only these documents, form the Agreement. The Effective Date of this Agreement is the date, indicated below, on which DAI accepted this Agreement.

2. LICENSE.
 2.1 Operations Products. The following DAI Products are licensed to Customer for up to 1.2 Million Annual Invoices and 100 Total DAI Users:
                                System Utilities
                             Order/Ship/Bill System
                              Inventory Management
                          Purchasing/Receiving System
                              Accounts Receivable
                                Accounts Payable
                                 General Ledger
                              Warehouse Management
                                   EDI Bridge
                              Bar Code Processing
                             Commission Management
                             Serial Number Tracking
                            Core Deposit Processing
                             Import/Export Package

      for the version being ported to a Unix platform.

2.2 Executive Products. The following DAI Products are licensed to Customer for up to the number of Total DAI Users which are paid for in accordance with Section 4.1.2:

                             Visible Results Server
                          Executive Information System
                                 Sales Analysis
                                Credit Analysis
                                Vendor Analysis







                                                                     Page 1 of 5
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                               Inventory Analysis
                              Notification Builder



3. OTHER PRODUCTS. The Other Software licensed by Customer is set forth in Schedule A.

4.  CHARGES.  The following charges are in U.S. dollars.
    4.1. DAI LICENSE FEE.

         4.1.1. Operations Products. The license fees for the DAI Products are as follows:


         DAI PRODUCT                       DAI PRODUCT   INCREMENTAL
         -----------                       LICENSE FEE  LICENSED PRODUCT     TOTAL
                                           -----------   LICENSE FEE      LICENSE FEES
                                                         -----------      ------------

System Utilities                           $   15,000   $   10,000        $   25,000
Order/Ship/Bill System                         39,000       26,000            65,000
Inventory Management                           27,000       18,000            45,000
Purchasing/Receiving System                    27,000       18,000            45,000
Accounts Receivable                            10,800        7,200            18,000
Accounts Payable                               10,800        7,200            18,000
General Ledger                                 18,000       12,000            30,000
Warehouse Management                           12,000        8,000            20,000
EDI Bridge Per Module                           3,600        2,400             6,000
(1 included)
Bar Code Processing                             9,000        6,000            15,000
Commission Management                           9,000        6,000            15,000
Serial Number Processing                        9,000        6,000            15,000
Core Deposit Processing                         8,400        5,600            14,000
Import/Export Package                           5,400        3,600             9,000
                                                                               -----
Total                                      $  204,000   $  136,000        $  340,000
Less $22,715 credit from Fit               $  190,371   $  126,914        $  317,285
Analysis







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The license fee due for the above DAI Products (prior to modification for
Customer) is $190,371 and is due as follows: $31,729 within 30 days after signing this Agreement, $31,729 within 30 days after loading the DAI Products on a processor for Customer to start the project, and $126,913 when and if DAI successfully runs its generic test scripts on a Unix platform. The incremental license fee for the Licensed Products (the above DAI Products after modification for Customer) is $126,914 and is due when and if Customer completes 90 days of continuous Live Use on the following core products: Order/Ship/Bill System, Inventory Management, Purchasing/Receiving System, Accounts Receivable,
Accounts Payable, General Ledger, and Warehouse Management. LIVE USE refers to use of any Licensed Product for any purpose other than testing, training, and non-transactional data base population. If Customer decided to postpone Live Use of any of the core products to a later phase, Live Use of such Licensed Product shall be removed as a condition to the payment of the incremental license fee for the Licensed Products.

4.1.2. Executive Products. The license fees for these DAI Products are as follows:


Visible Results Server                                  ........  $12,000 (1-10 users)
Visible Results - Sales Analysis                        ........        $495 per user
Visible Results - Vendor Analysis*                      ........        $495 per user
Visible Results - Credit Analysis*                      ........        $495 per user
Visible Results - Inventory Analysis*                   ........        $495 per user
Visible Results - Executive Information System          ........        $495 per user
visible Results - Notification Builder                  ........        $495 per user

                             *if and when available

The license fee for the above DAI Products is due when and if Customer completes 90 days of continuous Live Use on any such product.

4.1.3. The license fees for Customer to add the following products to the license in Section 4.1.1 are:

Distribution Resource Planning                          ........       $20,000
Forecasting                                             ........       $20,000
Traffic Management                                      ........       $18,000

These license fee prices are valid for three years after the Effective Date.

4.1.4. The pricing for upgrading the license in Section 4.1.1 for increased usage is as follows:





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
     Max Annual Invoices (AI)/Total DAI Users (TDU)                  Upgrade License Fee
     ----------------------------------------------                  -------------------
     from 1.2 Million AI/100 TDU to 1.7 Million AI/122 TDU           $40,000
     from 1.7 Million AI/122 TDU to 2.2 Million AI/141 TDU           $35,000
     for each additional 500,000 AI/14 TDU                           $25,000


4.2. OTHER PRODUCTS. The price of the Other Software set forth in Schedule A is $14,770. The price for the Other Software plus freight, insurance, and other delivery costs is due within thirty days after the date of delivery.

4.3. SERVICES. DAI will not proceed with services without the prior written approval of Customer. A written project plan or change order approved by Customer's project manager constitutes written approval for the services set forth in the project plan or change order. Services are to be paid for on a time, material and expense basis (except time spent in programming Enhancements which may, at Customer's option, be provided on a fixed price basis). The hourly rate for the time spent in providing services is as follows:

          Senior Consultant              ........         $175
          Business Architect             ........          150
          Project Manager                ........          130
          Analyst/Senior Programmer      ........          150
          Programmer 2-5 years           ........          110
          Programmer <2 years            ........           80
          Trainer                        ........          120
          Data/Telecom Specialists       ........          115
          Senior System Manager          ........          110
          System Manager 1-5 years       ........           80
          Documentation/Reports          ........          100

     The per diem rate is $45 per person for DAI personnel not stationed in the Dallas area. These rates are valid through 31 May 1998. Time, material, expense, and per diems for services are invoiced weekly. Payment thereof is due within thirty days after receipt of the invoice.

4.4. DAI PRODUCT MAINTENANCE FEES.

     4.4.1. The Annual Fee for DAI Product Maintenance is due at the beginning of each service year. The annual fee for service during Normal Working Hours (9 hour coverage 5 days a week) is as follows:




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
                  Update Service        ........        7% of license fee
                  Programmer Support    ........        7% of license fee
                  Help Desk Support     ........        7% of license fee



        4.4.2. For services outside Normal Working Hours, Customer pays an additional 1/2 of DAI's current hourly rate. Such time is invoiced weekly. Payment thereof is due within thirty days after receipt of the invoice.


5. SIGNATURES. Customer acknowledges receipt of and agreement to this document and the documents referenced herein and all the terms and conditions of these documents.

Home Interiors & Gifts, Inc. (referred to as Customer)
4550 Spring Valley Road, Dallas, Texas, 75244

By: /s/ DONALD J. CARTER, JR.
    ----------------------------

Title:  Executive Vice President
        ------------------------

This document becomes a binding contract on the EFFECTIVE DATE, 2/26/97, only when accepted by DAI as indicated by the signature below.

Distribution Architects International, Inc. (referred to as DAI)
905 East Westchester, Tempe, Arizona, 85283

By:  /s/ [ILLEGIBLE]
     ----------------------------

Title:  Senior Vice President/COO
        -------------------------




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